UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Stellus Capital Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On Wednesday, June 26, 2019, Stellus Capital Investment Corporation (the “Company”), issued a press release announcing the postponement of the Company’s 2019 Annual Meeting of Stockholders. A copy of the press release is attached hereto.

HOUSTON, TX June 26, 2019 /PRNewswire/ -- Stellus Capital Investment Corporation (the "Company") (NYSE: SCM) announced today the postponement of the Company’s 2019 annual meeting of stockholders in order to solicit additional proxies for such meeting. The annual meeting was originally scheduled for Thursday, June 27, 2019, at 9:00 a.m. (Central Time) and will be postponed to Monday, July 22, 2019, at 10:00 a.m. (Central Time). The location of the annual meeting will be the Company’s headquarters at 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

No changes have been made to the record date or the proposals to be brought before the annual meeting, which are presented in the proxy statement and related materials that the Company filed with the Securities and Exchange Commission (“SEC”) on April 17, 2019 and previously mailed to stockholders of record as of April 5, 2019.

Eligible stockholders who have not yet voted are encouraged to vote by completing and returning proxy cards by mail. Stockholders who do not have a proxy card should contact their brokerage firm to request a replacement.

About Stellus Capital Investment Corporation

The Company is an externally-managed, closed-end, non-diversified investment management company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation by investing primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, and corresponding equity investments. The Company's investment activities are managed by its investment adviser, Stellus Capital Management. To learn more about Stellus Capital Investment Corporation, visit www.stelluscapital.com under the "Public Investors" link.

Contacts
Stellus Capital Investment Corporation
W. Todd Huskinson, (713) 292-5414
Chief Financial Officer
thuskinson@stelluscapital.com